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                      [LETTERHEAD OF ROGERS & WELLS LLP]


                                                                     Exhibit 5.1

October 21, 1998


Armstrong World Industries, Inc.
313 Liberty Street
Lancaster, Pennsylvania 17603

Re:  Armstrong World Industries, Inc.
     Registration of Additional Securities under Rule 462(b)

Ladies and Gentlemen:

We have acted as special counsel to Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company") in connection with the registration under Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), relating to $30,000,000 aggregate amount of the following securities of the
Company: (i) unsecured debt securities which may be either senior or subordinated debt securities, in one or more series (the "Debt Securities"), which in each case are to be issued under an indenture (the "Indenture" and, collectively, the "Indentures") entered into between the Company and Chase Manhattan Bank, formerly known as Chemical Bank, as successor to Mellon Bank, N.A. as trustee thereunder (the "Trustee"); (ii) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), with Preferred Stock Purchase Rights attached to each share of Common Stock (the "Rights"); and (iii) shares of the Company's Class A Preferred Stock, no par value per share (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"). The Debt Securities, the Common Stock, the Preferred Stock and the Depositary Shares are collectively referred to herein as the "Additional Securities." The Additional Securities are in addition to those which are the subject of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 29, 1996 (File No. 333-6333) (the "Registration Statement"). The Additional Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements (each, a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

In rendering the opinions expressed herein, we have examined: the Registration Statements; the Articles of Incorporation and Bylaws of the Company, each as amended to date; and such corporate proceedings of the Company and such other documents as we have deemed necessary. As to questions of fact material to the opinions expressed herein, we have relied on certificates of officers of the Company and have not independently verified the accuracy of the information contained therein. In such examination, we have assumed the genuineness of all signatures, the
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Armstrong World Industries, Inc.                                        Page 2
October 21, 1998


authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

We understand that prior to offering for sale any Additional Securities, the Company will advise us in writing of the terms of such offering and of such Additional Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement and any underwriting agreement) pursuant to which the Additional Securities are to be offered, sold and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Additional Securities or any changes in the Company's capital structure or other pertinent circumstances.

We assume that (i) prior to the issuance of any shares of Common Stock, Preferred Stock or Depositary Shares (or securities convertible into shares of Common Stock), there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and (ii) appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, or Receipts evidencing Depositary Shares, will be executed and delivered upon the issuance and sale of any such securities, and that such certificates or Receipts will comply with all applicable requirements of Pennsylvania law.

We also assume that (i) the issuance, sale, amount and terms of the Additional Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") and will be in accordance with the Company's Articles of Incorporation and applicable Pennsylvania law, (ii) the resolutions authorizing the Company to register, offer, sell, and issue the Additional Securities will remain in effect and unchanged at all times during which the Additional Securities are offered, sold, or issued by the Company, (iii) the interest rate on the Debt Securities will not be higher than the lawful rate permitted from time to time under applicable law, (iv) the Registration Statement, and any amendments thereto, will have become, and at the time of issuance of the Additional Securities will continue to be effective, (v) a Prospectus Supplement relating to the Additional Securities offered pursuant to the 1996 Registration Statement will have been filed with the Commission, and (vi) all Additional Securities will be issued in compliance with applicable federal and state securities laws.

To the extent that the obligations of the Company under a deposit agreement may be dependent upon such matters, we assume for purposes of this opinion that the depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the depositary is duly qualified to engage in the activities contemplated by the deposit agreement; that the deposit agreement has been duly authorized, executed and delivered by the depositary and constitutes the legally valid and binding obligation of the depositary enforceable against the depositary in accordance with its terms; that the depositary is in compliance, generally, with respect to acting as depositary under the deposit agreement, with all applicable laws and
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Armstrong World Industries, Inc.                                        Page 3
October 21, 1998


regulations; and that the depositary has the requisite organizational and legal power and authority to perform its obligations under the deposit agreement.


Based upon the foregoing and such examination of law as we have deemed necessary, and subject to the qualifications and exceptions herein, we are of the opinion that:

1. When the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with provisions of the applicable Indenture and (a) issued and sold in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Debt Securities, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors may determine, such Debt Securities will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the applicable Indenture.

2. When the Common Stock with attached Rights have been issued and sold and delivered to the purchaser or purchasers thereof against receipt by the Company of lawful consideration therefor (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to the conversion of validly issued and fully paid and non-assessable shares of Preferred Stock in accordance with the established terms of such Preferred Stock, such shares of Common Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable by the Company.

3. When a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Articles of Incorporation and applicable Pennsylvania law, such shares of Preferred Stock when issued and sold and delivered to the purchaser or purchasers thereof against receipt by the Company of lawful consideration therefor (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Preferred Stock, or (b) pursuant to the exchange of validly issued and fully paid Depositary Shares in accordance with the terms of an applicable and valid and binding deposit agreement, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable by the Company.

4. When the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, and the Receipts in the form contemplated and authorized by a deposit agreement have been duly executed and delivered by the depositary and delivered to the purchaser or purchasers thereof against receipt by the Company of lawful consideration therefor in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the
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Armstrong World Industries, Inc.                                        Page 4
October 21, 1998


issuance of such Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Receipts and such deposit agreement.

The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The opinions stated herein are limited to the federal laws of the United States and the laws of the State of New York and the laws of the Commonwealth of Pennsylvania To the extent that any opinions set forth herein are dependent on the laws of the Commonwealth of Pennsylvania; we have relied on the opinion of David D. Wilson, the Associate General Counsel of the Company, dated the date hereof. Our opinion, to the extent based upon such reliance, is limited by the qualifications, assumptions and conditions set forth in such opinion in addition to those set forth herein.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to this Firm in under the caption "Legal Matters" in a Prospectus Supplement. In giving this consent we do not admit that we are within the category of persons whose consent in required under
Section 7 of the Act, or the Rules and Regulation of the Commission promulgated thereunder.

Very truly yours,

/s/ Rogers & Wells LLP